Exhibit 2.1

                      ACQUISITION AGREEMENT


      THIS AGREEMENT ("this Agreement") is made and entered into as of this 22nd day of March, 2005, by and between Sonerra Resources Corporation ("Sonerra"), a Texas corporation, whose address is P.O. Box 631627, Nacogdoches, Texas 75963-1627, Pinnacle Energy Group, L.C. ("Pinnacle"), a Texas limited liability company, whose address is P.O. Box 631627, Nacogdoches, Texas 75963-1627, and Nacogdoches Gas, L.L.C. ("Nacogdoches Gas"), whose address is 1 New Hampshire Avenue, Suite 125, Portsmouth, New Hampshire 03801.

                      W I T N E S S E T H:

     WHEREAS, Sonerra and Nacogdoches Gas entered into that certain Project Development Agreement dated January 7, 2005 (the "Development Agreement") regarding the acquisition of undivided leasehold working interests in, and the participation in the drilling and development of wells situated on, certain oil, gas and mineral leases within the "Project Area" more particularly described and defined in the Development Agreement. All capitalized terms used in this Agreement that are not otherwise defined shall have the meaning given to such terms in the Development Agreement; and

     WHEREAS, the Development Agreement, under Article III thereof, sets forth Nacogdoches Gas' agreement to finance 100% of the adjusted purchase price (up to, but not exceeding, $3,450,000) for the acquisition by Sonerra of all oil and gas interests, properties and assets within the Project Area currently owned by SunStone Corporation ("SunStone") and its predecessor companies (such interests, properties and assets being hereinafter collectively called the "SunStone Interests" and described in Exhibit C to the Development Agreement); and

     WHEREAS, Article III of the Development Agreement stipulates that the terms of the financing and acquisition of the SunStone
Interests shall be definitively set forth in a separate written agreement between the parties thereto; and

     WHEREAS, in addition to those terms contained under Article III of the Development Agreement, the Development Agreement also sets forth other terms and conditions pertaining to the SunStone Interests, all of which terms and conditions remain in full force and effect and unchanged by the terms of this Agreement.

     WHEREAS,  as  contemplated  in  the  Development  Agreement,
Sonerra  and  Nacogdoches  Gas  hereby  agree  to  complete   the
financing and acquisition of the SunStone Interests in accordance with the following terms.

     NOW,   THEREFORE,   in  consideration  of   the   foregoing,
Nacogdoches Gas' provision of the actual funding for the SunStone
Interests and the mutual covenants herein contained, the parties hereto agree as follow:

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   1.    ACTIONS AT AND FOLLOWING CLOSING.

          a. Sonerra will acquire the SunStone Interests under the terms and conditions of the Purchase and Sale Agreement executed between Sonerra and SunStone, attached hereto as Exhibit
A (the "Purchase and Sale Agreement").

          b. At the closing of Sonerra's acquisition of the SunStone Interests, Nacogdoches Gas will provide to Sonerra the Adjusted Purchase Price, as defined in the Purchase and Sale Agreement, up to a maximum dollar amount totaling $3,450,000.

          c. At the closing of Sonerra's purchase of the SunStone Interests (the "Closing"), Sonerra shall execute, acknowledge and deliver to Nacogdoches Gas an Assignment, Bill of Sale and Conveyance in the form attached hereto as Exhibit B (the "SunStone Assignment").

          d.     The   third  party  legal  costs   incurred   by
Nacogdoches Gas directly relating to Sonerra's acquisition of the SunStone Interests and the associated closing of such transaction shall be included in the Cumulative Project Costs.

     2.   INDEMNIFICATION.

      To the extent permitted by law, Sonerra, from and after Closing, shall defend, indemnify and hold Nacogdoches Gas harmless from and against any and all damage, loss, cost, expense, obligation, claim or liability, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation, suffered by Nacogdoches Gas as a result of (i) the inaccuracy of any representation or warranty of Sonerra set forth in the Purchase and Sale Agreement, and (ii) the breach of, or failure to perform or satisfy, any of the covenants of Sonerra set forth in the Purchase and Sale Agreement.

      Nacogdoches Gas shall assume its respective proportionate Ownership Interest percentage occurring before and after Project Payout, of the rights and benefits arising relative to the representations, warranties and indemnifications made and provided by SunStone to Sonerra, under the terms of the Purchase and Sale Agreement.

     3.   OAK RIDGE 3-D SEISMIC DATA.

          a. The parties hereto recognize that (i) the Oak Ridge 3-D Seismic Data (the "Subject Seismic Data") was previously acquired pursuant and subject to the terms of that certain 3D Seismic Farmout Agreement dated July 1, 1999 (the "3-D Seismic Agreement") by and between MTV Oil and Gas Limited Partnership ("MTV") and Pinnacle, (ii) other third parties in addition to SunStone (previously MTV) retain certain rights under and pursuant to the terms of the 3-D Seismic Agreement, (iii) the 3-D Seismic Agreement contains an Area of Mutual Interest provision (the "AMI Provision") that is not contemplated by the terms of the Development Agreement and (iv) Sonerra would not be willing to assign an undivided ninety percent (90%) interest in the 3-D Seismic Agreement to Nacogdoches Gas without Nacogdoches Gas agreeing to the terms of this paragraph 3a. Accordingly,

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notwithstanding any provision to the contrary contained  in  this
Agreement and/or any other agreement or document, in the event Nacogdoches Gas exercises its right under the AMI Provision to acquire its Ownership Interest share of any "Mineral Interests" (as defined in the AMI Provision) acquired by Sonerra within the "Area of Mutual Interest" (as defined in the AMI Provision), Nacogdoches Gas' rights in and to such Mineral Interests shall be
subject  to  the  terms  of  the  Development  Agreement.    More
specifically, in the event Nacogdoches Gas elects, or is deemed to have elected, not to participate in the drilling of an Optional Well Set, Sonerra shall have the right to sell and assign, on one or more occasions, all or any portion of such Mineral Interests to other third party participants that desire to participate in the drilling of one or more wells on such Mineral Interests (or lands pooled therewith). At such time and
from  time  to  time  as  Sonerra  provides  written  notice   to
Nacogdoches Gas that Sonerra intends to assign all or any portion
of   such   Mineral  Interests  to  one  or  more   third   party
participants, Nacogdoches Gas shall, no later than five (5) days following the receipt of each such written notice, execute, acknowledge and deliver to Sonerra an assignment of that portion of the Mineral Interests being assigned by Sonerra to such third
party  participant(s)  (the "Subject  Interest").   As  the  sole
consideration for assigning the Subject Interest to Sonerra, Nacogdoches Gas shall be entitled to receive its proportionate share (based on its before Project Payout or after Project Payout Ownership Interest, as applicable) of the same per net mineral acre lease acreage consideration that is received and the same overriding royalty interest that is retained by the investor participants in any Lease Acquisition Fund (managed by either Sonerra or Pinnacle) that assigns lease acreage into the same drilling prospect that includes the Subject Interest.

          b. From the Closing until Project Payout, Nacogdoches Gas shall own 90% of the undivided interest in and to the Subject Seismic Data being acquired as part of the SunStone Interests and shall be entitled to 90% of all revenue derived from any sale of the Subject Seismic Data. After Project Payout, Nacogdoches Gas shall own 50% of the undivided interest in and to the Subject Seismic Data being acquired as part of the SunStone Interests and shall be entitled to 50% of all revenue derived from any sale of the Subject Seismic Data.

          c.    Any proceeds derived from the sale of the Subject
Seismic Data shall be treated and handled in accordance with the terms and provisions set forth in the Development Agreement with respect and relative to the SunStone Interests.

          d. No party hereto shall sell or transfer all and/or any portion of the Subject Seismic Data on any one or more occasions without the mutual written consent and agreement of each of the parties hereto.

     4.    UNDIVIDED LEASEHOLD INTERESTS.

          a. The SunStone Assignment shall (i) transfer to Nacogdoches Gas a 90% Ownership Interest in and to the SunStone Interests (the "Assigned Interest"), which Assigned Interest shall be reduced to a 50% Ownership Interest upon Project Payout,
(ii) reserve unto Sonerra a 10% Ownership Interest in and to the SunStone Interests (the "Retained Interest"), which Retained
Interest shall be increased to a 50% Ownership Interest upon Project Payout, (iii) reserve unto Sonerra the exclusive right to

                                3

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propose  and  conduct  any drilling, completion,  development  or other  operations  on the lands covered by the Assigned  Interest
(the "SunStone Lands") and (iv) otherwise be in form mutually agreeable to Sonerra and Nacogdoches Gas.

          b. The parties recognize that the sole purpose of the SunStone Assignment is to evidence of record the respective rights and interests of Sonerra and Nacogdoches Gas in and to the SunStone Interests, as more particularly described in, and consistent with the terms of, the Development Agreement. In no event shall the SunStone Assignment be construed as amending or modifying in any way the respective rights and obligations of Sonerra and Nacogdoches Gas under the Development Agreement. In furtherance of this intent, the parties hereto agree as follows:

                (i)   In  the  event Nacogdoches  Gas  elects  to
     participate in the drilling of any Optional Wells on the SunStone Lands (or lands pooled therewith), such participation shall not be on a "heads-up basis", but shall be governed by the terms of the Development Agreement (i.e. Nacogdoches Gas shall pay the Allocated Funding Percentage of the Total Prospect Costs for each Optional Well located on the SunStone Lands (or lands pooled therewith) and Nacogdoches Gas and Sonerra shall each be entitled to their respective Ownership Interest shares of each Optional Well, as more particularly described in Article VI.A. and Article VI.B. of the Development Agreement). However, with respect to that portion of the Assigned Interest and the Retained Interest that is included within the proration unit for any Optional Well in which Nacogdoches Gas elects to participate, Nacogdoches Gas shall not be required to fund that portion of any Acreage Consideration that would otherwise be due and payable with respect to both the Assigned Interest and the Retained Interest.

                (ii) In the event Nacogdoches Gas elects, or is deemed to have elected, not to participate in the drilling of an Optional Well Set, the respective rights and obligations of Nacogdoches Gas and Sonerra with respect to the drilling of future wells shall be governed by Article IV of the Development Agreement and Sonerra shall have the right to sell and assign, on one or more occasions, all or any portion of the SunStone Lands to other third party participants that desire to participate in the drilling of one or more wells on the SunStone Lands (or lands pooled therewith). At such time and from time to time as Sonerra provides written notice to Nacogdoches Gas that Sonerra intends to assign all or any portion of the SunStone Lands to one or more third party participants, Nacogdoches Gas shall, no later than five (5) days following the receipt of each such written notice, execute, acknowledge and deliver to Sonerra an assignment of that portion of the SunStone Lands being assigned by Sonerra to such third party participant(s) (the "Third Party Interest"). As the sole consideration for assigning the Third Party Interest to Sonerra, Nacogdoches Gas shall be entitled to receive its proportionate share (based on its before Project Payout or after Project Payout Ownership Interest, as applicable) of the same per net mineral acre lease acreage consideration that is received and the same overriding royalty interest that is retained by the investor participants in any Lease Acquisition Fund (managed by either Sonerra or Pinnacle) that assigns lease acreage into the same drilling prospect that includes the Third Party Interest.

                (iii) Except as otherwise permitted in this Agreement or the Development Agreement, (a) Nacogdoches Gas shall not assign any portion of its interest in the Assigned Interest without the prior written consent of Sonerra and
     (b) Sonerra shall not assign any portion of its interest in the Retained Interest without the prior written consent of Nacogdoches Gas.

                (iv) If, at Project Payout, any portion of the Assigned Interest is not either (a) assigned to Sonerra pursuant  to  paragraph (ii) above or  (b)  included  in  an
     Optional Well Set in which Nacogdoches Gas has elected to participate (such portion of the Assigned Interest being hereinafter called the "Undeveloped Acreage"), Nacogdoches Gas shall assign to Sonerra an undivided forty percent (40%) leasehold working interest in and to the Undeveloped Acreage. The assignment described in the preceding sentence shall be delivered to Sonerra no later than five (5) days following the receipt by Nacogdoches Gas of written notice from Sonerra that Project Payout has occurred.

                (v) The assignments described in paragraphs (ii) and (iv) above shall be in the form attached hereto as Exhibit C.

          c. Nacogdoches Gas shall have the right to maintain its Assigned Interest percentage in any and all "AMI Leases" (hereinafter defined) that are renewed or extended. For purposes of this Agreement, the term "AMI Leases" shall mean those leases listed on Exhibit A to the SunStone Assignment under the heading "AMI Leases". Nacogdoches Gas shall be responsible for the payment of a 37.7975% share of lease bonus considerations, payments to extend primary terms, delay rentals or other lease maintenance payments (collectively the "Lease Maintenance Payments") and any such Lease Maintenance Payments shall be included in the Cumulative Project Costs.

      5.    PINNACLE  COTTON  VALLEY  LEASE  ACQUISITION  PROJECT
INTERESTS.

     The ownership interest in and to the East Texas Cotton Valley Lease Acquisition Project acquired under and as a part of the SunStone Interests shall be and remain subject to the terms and conditions of that certain Participation Agreement dated May 22, 1997 (the "Cotton Valley Agreement"), by and between MTV Oil and Gas Limited Partnership and Pinnacle Energy Group, L.C.

     6.     EFFECTIVE  DATE.      The  Effective  Date  of   this
Agreement shall be January 1, 2005 at 12:01 A.M. local time.

     7.   MISCELLANEOUS.

          a. Governing Law. This Agreement shall be construed and governed by the laws of the State of Texas.

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

          b. No Partnership. This Agreement does not create a partnership, mining partnership, joint venture, corporation, association for profit, or any other business entity of any kind.

          c. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, assigns, and legal representatives.

          d. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of this Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

          e.    Headings.   The  headings of any  article  and/or
section of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

          f. Counterparts. This Agreement may be executed in separate and/or multiple counterparts, which taken together shall constitute the entire agreement. It shall not be necessary that each party sign the same counterpart of this Agreement, only that each party sign at least one counterpart. Each of the executed counterparts of this Agreement may be placed together so as to form one document and all taken together shall constitute one document.

      Agreed To and Accepted as of the date first hereinabove written.

                         SONERRA RESOURCES CORPORATION


                         By:  /s/ W. Scott Henderson
                              ----------------------------------
                              W. Scott Henderson, President


                         PINNACLE ENERGY GROUP, L.C.


                         By:  /s/ Earl Herrera
                              ----------------------------------
                              Earl Herrera, Manager


                         NACOGDOCHES GAS, LLC


                         By:  /s/ Frank W. Getman Jr.
                              ----------------------------------
                              Frank W. Getman, Jr., Manager

                            EXHIBIT B

         PARTIAL ASSIGNMENT, CONVEYANCE AND BILL OF SALE


THE STATE OF TEXAS

COUNTY OF NACOGDOCHES


      THIS PARTIAL ASSIGNMENT, CONVEYANCE AND BILL OF SALE ("Assignment") is executed and entered into by and between SONERRA RESOURCES CORPORATION, a Texas corporation, whose address is P. O. Drawer 631627, Nacogdoches, Texas 75963-1627 (hereinafter called "Assignor"), and NACOGDOCHES GAS, LLC, a New Hampshire limited liability company, whose address is 1 New
Hampshire Avenue, Suite 125, Portsmouth, New Hampshire 03801 (hereinafter called "Assignee").

                            ARTICLE I

                           Assignment

      Assignor, for Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged and confessed, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN and DELIVER unto Assignee, subject to the reservations and other matters set forth herein, an undivided ninety percent (90%) of all of Assignor's right, title and interest in and to the following (collectively, the "Subject Assets"):

          (a) the undivided interests in and to the oil, gas and mineral leases described at Part E of Exhibit A attached hereto and made a part hereof (hereinafter individually and collectively referred to as the "Leases");

          (b)   a  like  undivided interest in and to  the  lands
     described  in  the  Leases and the lands spaced,  pooled  or
     unitized    therewith    (hereinafter    individually    and
     collectively referred to as the "Lands");

          (c)   the undivided interests in and to the oil and gas
     wells  described at Part A of Exhibit A attached hereto  and
     made   a   part   hereof   (hereinafter   individually   and
     collectively referred to as the "Wells");

          (d) a like undivided interest in and to the units described at Part B of Exhibit A (hereinafter individually and collectively referred to as the "Units");

          (e)   the oil, gas and related minerals underlying  and
     produced  from and attributable to such undivided  interests
     in   and   to   the  Lands  (hereinafter  individually   and
     collectively referred to as the "Hydrocarbons");

          (f)    the  undivided  interests  in  and  to  the  gas
     gathering   system  described  at  Part  C  of   Exhibit   A
     (hereinafter referred to as the "Melrose System");

          (g) a like undivided interest in and to the personal property and fixtures situated at, appurtenant to, and used in connection with, the operation of the Wells and the Melrose System, including, without limitation, all well bores, casing, tubing, flowlines, tanks, pipelines, gas separation and field processing units, gathering systems, compressors and surface production equipment (hereinafter individually and collectively referred to as the "Properties");

          (h) an undivided 75.595% interest in and to that certain 3D Seismic Farmout Agreement dated July 1, 1999, between Pinnacle Energy Group, L.C. and MTV Oil & Gas Limited Partnership, all of SunStone Corporation's interest (as of December 31, 2004) in and to that certain Participation Agreement for the East Texas Cotton Valley Pinnacle Reef Play dated May 22, 1997 and all of SunStone Corporation's interest (as of December 31, 2004) in and to all other agreements (including, without limitation, operating, pooling, unitization and communitization agreements), easements, rights-of-way, contracts, authorizations, and licenses, but only insofar as they cover or pertain to the Leases, the Wells, the Lands, the Units and/or the Properties (hereinafter individually and collectively referred to as the "Agreements"); and

          (i)   the  undivided interest in and  to  Oakridge  3-D
     Seismic  Survey  data  described at  Part  D  of  Exhibit  A
     (hereinafter individually and collectively referred to as the "Seismic Data").

     The interest in the Subject Assets granted, bargained, sold, conveyed, assigned and delivered to Assignee pursuant to this
Article I is hereinafter sometimes collectively called the "Assigned Interest".

     TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns forever, subject, however, to the matters set forth herein.

                           ARTICLE II

           Warranty of Title; Limitation of Warranties

      Section 2.1 Warranty of Title. Assignor hereby binds itself to warrant and forever defend, all and singular, the Assigned Interest unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise, subject, however, to the matters set forth herein.

      Section 2.2 Limitation of Warranties. Except for the warranty of title set forth in Section 2.1 above, the Assigned Interest is assigned to Assignee without covenant or warranty of any kind, express, implied or statutory. THAT PORTION OF THE SUBJECT ASSETS THAT CONSISTS OF PERSONAL PROPERTY, MACHINERY, FIXTURES, CASING, EQUIPMENT, PIPES, TUBING, AND MATERIALS IS HEREBY SOLD, ASSIGNED AND ACCEPTED BY ASSIGNEE IN THEIR "WHERE

IS, AS IS" IS, AS IS" CONDITION, WITHOUT ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS PORTION OF THIS ASSIGNMENT ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW, RULE OR ORDER.

       Section 2.3 Permitted Encumbrances. The Assigned Interest is assigned and conveyed by Assignor and accepted by Assignee expressly subject to the following (collectively, the "Permitted Encumbrances"): (i) the terms, conditions, restrictions and limitations set forth in (a) the instruments that create Assignor's interest in the Subject Assets and (b) any intervening assignment through which Assignor acquired its interest in the Subject Assets; (ii) any and all validly existing royalties, overriding royalties, and other payments out of or with respect to production which affect the Assigned Interest;
(iii) any easements, rights-of-way, surface leases and other rights in respect of surface operations on, over or across the property covered by the Subject Assets, (iv) all Joint Operating Agreements relating to the Units, (v) the terms and conditions set forth in that certain Project Development Agreement dated January 7, 2005 (the "Development Agreement"), between Assignor and Assignee and (vi) the terms and conditions of that certain Acquisition Agreement dated as of March 22, 2005 (the "Acquisition Agreement"), among Assignor, Pinnacle Energy Group, L.C. and Assignee. All capitalized terms used in this Assignment that are not otherwise defined shall have the meaning given to such terms in the Development Agreement.

                           ARTICLE III

                          Reservations

      Section 3.1 Subject Assets. Assignor has EXCEPTED from this Assignment and RESERVED unto Assignee, its successors and assigns, an undivided ten percent (10%) interest in and to the Subject Assets (the "Retained Interest"). Pursuant to the terms of the Project Development Agreement, at such time as Project Payout has occurred, the Retained Interest shall be increased to an undivided fifty percent (50%) interest in and to the Subject Assets.

      Section 3.2 Project Wells. (a) Assignor has EXCEPTED from this Assignment and RESERVED unto Assignor, its successors and assigns, an undivided 3.77975% of 8/8ths carried working interest in and to each Project Well drilled on the Leases, or on lands pooled therewith (the "Carried Interest"). Pursuant to the terms of the Project Development Agreement, at such time as Project Payout has occurred, the Carried Interest shall be increased to an undivided 18.89875% of 8/8ths full cost bearing working interest in and to all Project Wells theretofore and thereafter drilled on the Leases, or lands pooled therewith. Assignor and Assignee recognize that the above-described Carried Interest is in addition to any other carried working interest that Assignor may have in the Project Wells by virtue of any Participation Agreement that covers those undivided interests in the Leases that are not included within the Subject Assets.

      (b) With respect to all Project Wells drilled prior to Project Payout, the Carried Interest shall be free of all costs and expenses incurred through the installation of the wellhead meter connection and associated gathering facilities for each such Project Well (including, but not limited to, all geological and geophysical costs, the costs of drilling, testing, completing and equipping each Project Well and the cost of plugging and abandoning each such Project Well if a completion attempt is not made). At such time as Project Payout occurs and the Carried Interest increases from 3.77975% to 18.89875%, Assignor, its successors and assigns, shall become obligated to pay Assignor's proportionate share (i.e. 18.89875%) of all costs and expenses thereafter incurred in connection with (i) all Project Wells theretofore drilled and (ii) any future Project Wells in which Assignor, its successors or assigns, elect(s) to participate pursuant to the terms of the applicable Participation Agreement.

      Section 3.3 Project Development Agreement. The Assigned Interest, the Retained Interest and the Carried Interest are subject to and governed by the terms of the Development Agreement. The Development Agreement contains provisions that significantly affect the respective rights and obligations of Assignor and Assignee in and to the Assigned Interest, the Retained Interest and the Carried Interest.

                           ARTICLE IV

                          Miscellaneous

     Section 4.1 Further Assurances. Assignor and Assignee covenant and agree to execute and deliver such other and additional instruments and documents and do all such other acts and things as may be necessary to carry out the intent of the parties hereunder and under both the Development Agreement and the Acquisition Agreement.

     Section 4.2 Taxes. All ad valorem, property, production, severance and similar taxes and assessments relative to the Assigned Interest shall be apportioned and prorated between Assignor and Assignee as of the effective date hereof.

     Section 4.3 Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of Assignor and Assignee;
provided, however, the assignability of both the Assigned Interest and the Retained Interest are subject to certain restrictions set forth in the Development Agreement and the Acquisition Agreement.

     Section 4.4 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one and the same assignment.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be fully executed on this ________ day of ________________, 2005, to be effective, however, as of January 1, 2005 at 12:01 a.m. local time in Nacogdoches County, Texas.

                         ASSIGNOR:

                         SONERRA RESOURCES CORPORATION


                         By:
                              ---------------------------
                              W. Scott Henderson
                              President


                         ASSIGNEE:

                         NACOGDOCHES GAS, L.L.C.


                         By:
                              --------------------------------
                         Name:
                              --------------------------------
                         Title:
                              --------------------------------

THE STATE OF TEXAS

COUNTY OF ______________

     This instrument was acknowledged before me on the ______ day of ___________, 2005, by W. Scott Henderson, President of SONERRA
RESOURCES CORPORATION, a Texas corporation, on behalf of said corporation.


                              --------------------------
                              Notary Public in and for
                              the State of Texas


THE STATE OF NEW HAMPSHIRE

COUNTY OF ___________________

     This instrument was acknowledged before me on the ______ day
of    ____________,   2005,   by   _____________________________,
______________ of NACOGDOCHES GAS, L.L.C., a New Hampshire limited liability company, on behalf of said company.


                              --------------------------
                              Notary Public in and for
                              the State of New Hampshire

                            Exhibit A

                         SUBJECT ASSETS

Attached to and made a part of the certain Partial Assignment, Conveyance and Bill of Sale dated effective January 1, 2005, from
Sonerra  Resources Corporation, as Assignor, to Nacogdoches  Gas,
LLC, as Assignee.

Part A. Wells



                                                                            Overriding
                                  Working             Net Revenue             Royalty
        Well Name                Interest              Interest              Interest
        ---------                ---------           ------------           ----------
Kendrick #1-H                   25.102898%           19.32923146%           1.71240931%
Sitting Bull #1                 25.102898%           19.32923146%           1.33429465%
Crazy Horse #1                      -0-                   -0-               0.80437400%
                                                                            0.69807900%
Soaring Eagle #1                29.155200%            22.449504%            0.45038662%
                                                                            0.55596408%
                                                                            0.10557746%
Ten Bears #1                    37.797500%            29.104075%            0.42069120%
Ten Bears #2                       -0-*                  -0-*               0.85852700%
Sky Chief #1                    25.102898%*          19.32923146%*          2.35792600%


*This is a back-in interest that is subject to a 300% nonconsent penalty under the applicable Operating Agreement.

Part B. Units

Kendrick No. 1-H Gas Unit

703 ac. Unit described in Designation of Gas Unit recorded
December 7, 2001, in Volume 1663, Page 106 of the Official Public
Records of Nacogdoches County, Texas.

Sitting Bull No.1 Gas Unit
703 ac. Unit described in Designation of Gas Unit recorded
December 7, 2001, in Volume 1663, Page 131 of the Official Public
Records of Nacogdoches County, Texas.

Crazy Horse No.1 Gas Unit
703.5 ac. Unit described in Designation of Gas Unit recorded
December 7, 2001, in Volume 1663, Page 73 of the Official Public
Records of Nacogdoches County, Texas.

Soaring Eagle Gas Unit
1172.36 ac. Unit described in Designation of Gas Unit recorded
November 21, 2001, in Volume 1655, Page 275 of the Official
Public Records of Nacogdoches County, Texas.

Ten Bears No.1 Gas Unit

703.998 ac. Unit described in Designation of Gas Unit recorded
December 19, 2002, in Volume 1827, Page 283 of the Official
Public Records of Nacogdoches County, Texas.

Ten Bears No.2 Gas Unit
698.398 ac. Unit described in Designation of Gas Unit recorded
March 26, 2003, in Volume 1870, Page 264 of the Official Public
Records of Nacogdoches County, Texas.

Sky Chief No.1 Gas Unit
815.27 ac. Unit described in designation of Gas Unit recorded
November 5, 2004, in Volume 2160, Page 95 of the Official Public
Records of Nacogdoches County, Texas.

Part C. Gas Gathering System

     The hereinafter described undivided interests in and to all easements, rights-of-way, surface leases, flow lines, gathering lines, gas separation and field processing units, pipeline taps and other equipment and personal property used or useful in connection with the production, treatment, gathering, processing, compression, storage, transportation and sale of Hydrocarbons through the Melrose Gas Gathering Pipeline System (the "Melrose System"), located within the Kendrick (James Lime) Field, Nacogdoches County, Texas, as follows: (i) an undivided 25% interest in that certain section of the Melrose System originating at mile-post 207.68 marker as a 6" tap in the Texas Eastern line, and extending West through a 6" pipeline to the Sonerra, Kendrick No. 1-H well, (ii) an undivided 29.1552% interest in that certain section of the Melrose System occurring from the Kendrick No.1 well and extending as a 6" pipeline to the Sonerra, Soaring Eagle No.1 well and (iii) a like undivided interest in all rights of way, equipment and appurtenances relating to such segments, and including all facilities and equipment presently existing at and associated with the Texas Eastern tap site and facility.

Part D. Oakridge 3-D Seismic Data

     An undivided 75.595% interest in and to the Seismic Data acquired in Nacogdoches County, Texas, covering an area of approximately 49 square miles east of the city of Nacogdoches, Texas.

Part E.   Leases

     The following described undivided interests in and to the Oil, Gas and Mineral Leases listed below:

     1. An undivided 25.102898% leasehold working interest in and to those Oil, Gas and Mineral Leases listed under the heading
"Kendrick No. 1-H Unit Leases".

     2. An undivided 25.102898% leasehold working interest in and to those Oil, Gas and Mineral Leases listed under the heading
"Sitting Bull No. 1 Unit Leases".

     3. An undivided 29.155200% leasehold working interest in and to those Oil, Gas and Mineral Leases listed under the heading
"Soaring Eagle No. 1 Unit Leases".

     4. An undivided 37.7975% leasehold working interest in and to those Oil, Gas and Mineral Leases listed under the heading
"Ten Bears No. 1 Unit Leases".

     5. An undivided 25.102898% leasehold working interest in and to those Oil, Gas and Mineral Leases listed under the heading
"Sky Chief No. 1 Unit Leases".

     6. An undivided 37.7975% leasehold working interest in and to those Oil, Gas and Mineral Leases listed under the heading
"AMI Leases".


         LESSOR                         LESSEE                  LEASE DATE     VOL.   PAGE
                                KENDRICK No. 1-H UNIT LEASES
                               -----------------------------

Roselle H. King              Sonerra Resources Corporation      11/10/1999     1416    213

Dan Bell, et ux Mary         Sonerra Resources Corporation       7/25/2000     1482    286

Thomas J. Freda              Sonerra Resources Corporation       7/25/2000     1482    282

Charles W. Simmons et al     Sonerra Resources Corporation      12/23/1999     1416    252

Bernice Strahan et ux        Sonerra Resources Corporation      12/23/1999     1450    260

B. W. Henderson              Sonerra Resources Corporation      11/17/2000     1546    266

A. T. Mast et al             Sonerra Resources Corporation       4/5/2000      1450    243

Parrish Cox                  Sonerra Resources Corporation      12/23/1999     1416    216

Eleanor Cox                  Sonerra Resources Corporation       1/6/2000      1416    210

Shelia Cox Isonhood          Sonerra Resources Corporation       1/6/2000      1416    219

W. David Cox                 Sonerra Resources Corporation       1/6/2000      1450    278

Ernie Cox Holm               Sonerra Resources Corporation       11/6/2000     1514    179

Tommy Jewel Kendrick  et       Amoco Production Company          3/1/1975      122     899
al

                                             3

Oswald W. Sullivan et ux,      Amoco Production Company          3/6/1975      122     309

                               SITTING BULL No. 1 UNIT LEASES
                              -------------------------------

Sam Donnell and wife         Sonerra Resources Corporation       11/2/1999     1411    23
Alice Goff Donnell

Arron Parrish Cox            Sonerra Resources Corporation       11/5/1999     1411     2

Ernie Cox Holm               Sonerra Resources Corporation       11/6/2000     1514    176

Helen Jean Buckner           Sonerra Resources Corporation       2/15/2000     1450    256

Lorraine M. George and       Sonerra Resources Corporation       2/14/2000     1450    259
wife, Jeanette C. George

Helen Jean Buckner           Sonerra Resources Corporation       2/15/2000     1450    255

Sandra Taubes Payton         Sonerra Resources Corporation      11/27/2000     1546    272

Roselle H. King              Sonerra Resources Corporation      11/10/1999     1416    213

Bell, Dan et ux Mary         Sonerra Resources Corporation       7/25/2000     1482    286

Thomas J. Freda              Sonerra Resources Corporation       7/25/2000     1482    282

Ida Faye Johns               Sonerra Resources Corporation      11/18/1999     1411    41

Billie Jean Williams         Sonerra Resources Corporation      11/18/1999     1411    29

Billie Sanders Cohen         Sonerra Resources Corporation      11/18/1999     1411    26

Annie Bell                   Sonerra Resources Corporation      11/18/1999     1411    11

Karl  Lynn Sanders           Sonerra Resources Corporation      11/15/2000     1525    230

Rowena Sanders               Sonerra Resources Corporation      11/15/2000     1525    227

Danny Thomas, Jr             Sonerra Resources Corporation      11/15/2000     1525    218

Cheryl Thomas                Sonerra Resources Corporation      11/15/2000     1525    221

Daryl Thomas                 Sonerra Resources Corporation      11/15/2000     1525    224

                                             4


Adolphus Moore               Sonerra Resources Corporation      11/27/2000     1525    233

B. W. Henderson              Sonerra Resources Corporation      11/17/2000     1546    266

A. T. Mast et al             Sonerra Resources Corporation       4/5/2000      1450    243

Parrish Cox                  Sonerra Resources Corporation      12/23/1999     1416    216

Ernie Cox Holm               Sonerra Resources Corporation       11/6/2000     1514    179

Middlebrook Mineral          Sonerra Resources Corporation       4/5/2000      1450    239
Partnership, LTD.

Stewart S. Barron            Sonerra Resources Corporation       4/5/2000      1450    241

Tommy Jewel Kendrick  et       Amoco Production Company          3/1/1975      122     899
al

                               CRAZY HORSE No. 1 UNIT LEASES
                               ------------------------------

Donald Leon Taylor et ux,     Pinnacle Energy Group, L.C.        1/10/2000     1439    108
Betty Ann

Leon F. Taylor et ux,         Pinnacle Energy Group, L.C.        1/10/2000     1413    190
Olene

Ralph Lynn Hanna et ux,      Sonerra Resources Corporation       1/13/1997     1136    111
Mary O.

Josephine Burleson            Pinnacle Energy Group, L.C.        2/14/1997     1122    257

Carlton J. Harris et ux,     Sonerra Resources Corporation       1/15/1997     1118    73
Patricia P.

Hubert L. Y'Barbo et ux,      Pinnacle Energy Group, L.C.        6/6/2000      1462    260
Alice

Sadie Ruth Phillips et        Pinnacle Energy Group, L.C.        3/27/1997     1122    291
vir, George E.

John B. Rowlett.              Pinnacle Energy Group, L.C.        2/22/1997     1122    73


Robert Troy Henderson et      Pinnacle Energy Group, L.C.        1/21/1998     1187    47
ux, Lisa Lynn

                                             5


JoAnn Brown Bryant,           Pinnacle Energy Group, L.C.        2/10/2000     1439    132
Individually and as
Substitute Independent
Executrix of the Estate
of L. O. Brown, Deceased

Lorraine M. George,           Pinnacle Energy Group, L.C.        2/14/2000     1439    166
Individually and as
Independent Executor of
the Estate of Thelma Gray
Brown, Deceased

George Muirhead et ux,        Pinnacle Energy Group, L.C.        9/18/2000     1495    194
Linda

Michael A. Guanere et ux,     Pinnacle Energy Group, L.C.        5/15/2000     1498    121
Tammye

                              SOARING EAGLE No. 1 UNIT LEASES
                              -------------------------------

Thomas J. Goss et ux, Ida     Pinnacle Energy Group, L.C.        2/2/2000      1439    142
Jean

Julia Nell Clayton; Melva     Pinnacle Energy Group, L.C.        2/10/1998     1210    116
Schmidt and Edna Louise
Mamak

Edna Louise Mamak             Pinnacle Energy Group, L.C.        2/9/1998      1210    134

Joyce Eileen Irvine           Pinnacle Energy Group, L.C.        7/9/1998      1252    130

Grover Hall, Jr., et ux,     Sonerra Resources Corporation       1/10/2001     1565    192
Evelyn

Travis Lynn Ballard et       Sonerra Resources Corporation       1/18/2001     1565    295
al, Nancy TaylorBallard,
and James Ray Ballard

Evelyn G. Hauser, a          Sonerra Resources Corporation       4/3/2001      1597    204
widow, et al Ann Hauser
Garst and Elisabeth
Hauser

                                             6


Mary E. Hix                  Sonerra Resources Corporation       6/6/2001      1653    28

Jason Aaron Summers          Sonerra Resources Corporation       3/22/2001     1597    201

Thomas Jake Summers          Sonerra Resources Corporation       1/16/2002     1697    130

James Clark Nash, II         Sonerra Resources Corporation       1/28/2002     1697    127

Joel R. Russell              Sonerra Resources Corporation       4/5/2002      1718    257

Jessica Anne Summers         Sonerra Resources Corporation       1/17/2002     1823    121
Trust, Sheryl B. Summers,
Trustee

Karl Kennerly et al,         Sonerra Resources Corporation       4/23/2003     1943     9
Robert Bradford Kennerly

                                TEN BEARS No. 1 UNIT LEASES
                                ---------------------------

Frances Adams Shofner et      Pinnacle Energy Group, L.C.       12/20/1999     1413    225
vir, David L., and
Frances Adams Shofner,
Trustee

Julia Chaplin, Attorney-     Sonerra Resources Corporation       7/1/2002      1823    119
in-Fact for Frank Ford
Simpson, III


Jennifer Simpson             Sonerra Resources Corporation       7/1/2002      1823    118

Campbell Cox, II              Pinnacle Energy Group, L.C.       12/21/1999     1439    129

Marcus Z. Cox                 Pinnacle Energy Group, L.C.       12/21/1999     1413    228

Aaron Parish Cox             Sonerra Resources Corporation      12/12/1996     1823    127

Rhe Nell Seivers et al,       Pinnacle Energy Group, L.C.        12/2/2002     1823    130
Claudia Joan Sowell

N. Campbell Cox et ux,        Pinnacle Energy Group, L.C.       12/20/1999     1411    57
Peggy Ann

                                             7


Clarence George Layton,       Pinnacle Energy Group, L.C.       12/20/1999     1413    218
et ux, Vermell

                                 TEN BEARS No.2 UNIT LEASES
                                ---------------------------

Campbell Cox, II              Pinnacle Energy Group, L.C.        3/25/2003     1870    258

Marcus Z. Cox                 Pinnacle Energy Group, L.C.        3/25/2003     1870    261

George Keith Simpson         Sonerra Resources Corporation      11/19/2001     1715    171

Richard Lee Simpson          Sonerra Resources Corporation      11/19/2001     1715    162

Max Greer, Jr                 Pinnacle Energy Group, L.C.        3/27/2000     1439    217

Angela Renee Greer Ivy        Pinnacle Energy Group, L.C.        4/3/2000      1439    225

Julia Chaplin, Attorney-     Sonerra Resources Corporation       7/1/2002      1823    119
in-Fact for Frank Ford
Simpson, III

Jennifer Simpson             Sonerra Resources Corporation       7/1/2002      1823    118

LaDonna Simpson              Sonerra Resources Corporation       7/1/2002      1823    120

Randy McLemore et ux,         Pinnacle Energy Group, L.C.        3/18/2003     1870    252
Terre

Jimmie E. Scott et ux,        Pinnacle Energy Group, L.C.        1/14/2003     1864    64
Barbara Ann

Juanita Kendrick             Sonerra Resources Corporation       2/13/2002     1715    159

Don Kendrick                 Sonerra Resources Corporation       2/13/2002     1715    156

The State of Texas            Pinnacle Energy Group, L.C.       12/16/2003     2057    274

Bill Gene Hash et ux,          Samson Lone Star Limited          7/25/1997     1279    178
Helen L.                              Partnership

Sheryl Elmer Murray           Pinnacle Energy Group, L.C.        3/20/2003     1870    255

                                             8


                                SKY CHIEF No. 1 UNIT LEASES
                                ---------------------------

Marshall Brown and wife,     Sonerra Resouces Corporation        11/8/1999     1411    17
Virginia Brown

Steve S. Starling            Sonerra Resouces Corporation        5/2/2000      1450    236

Robert Howard                Sonerra Resouces Corporation       11/15/1999     1411    20

Sue Dora Mettauer            Sonerra Resouces Corporation       11/30/1999     1411    35

Patsy Seale Nabours          Sonerra Resouces Corporation       11/30/1999     1411    32

Pamela Kay Newman, et al     Sonerra Resouces Corporation       11/30/1999     1411    38

Michael Bonnette             Sonerra Resouces Corporation        5/17/2000     1462    118

Richard Bonnette             Sonerra Resouces Corporation        5/17/2000     1462    115

Thomas Bonnette              Sonerra Resouces Corporation        5/17/2000     1462    112

W. W Griffith et ux          Sonerra Resouces Corporation        4/27/2000     1462    121

Kimberly Walker Cobble       Sonerra Resouces Corporation        12/8/1999     1450    266

William Lowell Clamp et      Sonerra Resouces Corporation        12/8/1999     1411    14
ux

Ronald H. Williams           Sonerra Resouces Corporation        12/9/1999     1450    246

Louis L. Haltom              Sonerra Resouces Corporation        3/8/2000      1450    232

Sue Jean Haltom Dunn         Sonerra Resouces Corporation        12/9/1999     1416    258

Dorothy Floyce Hurst         Sonerra Resouces Corporation       12/16/1999     1416    222

Louise Hall                  Sonerra Resouces Corporation       12/16/1999     1416    267

June Brown Seelbach,         Sonerra Resouces Corporation       12/17/1999     1416    249
Administratrix for the
Estate of Robie Fulmer,
deceased

Judy Hudman                  Sonerra Resouces Corporation       12/22/1999     1416    240

Loyce Fulmer                 Sonerra Resouces Corporation       12/30/1999     1416    207

                                             9


John Leaman Hudman           Sonerra Resouces Corporation       12/22/1999     1416    243

Velta Russell Roberts        Sonerra Resouces Corporation       12/30/1999     1450    284

Azilda Cox                   Sonerra Resouces Corporation       12/30/1999     1416    201

Madelyn Louise Irvine        Sonerra Resouces Corporation       12/18/1999     1416    261
Harkness

Sandra Irvine Thomas         Sonerra Resouces Corporation       12/18/1999     1416    246

Alida Irvine Donnell         Sonerra Resouces Corporation       12/18/1999     1416    264

Jeannette Viasana            Sonerra Resouces Corporation        1/10/2000     1416    228

Danny Harkness et ux         Sonerra Resouces Corporation       12/23/1999     1416    255

Craig Hall Morton            Sonerra Resouces Corporation        1/20/2000     1450    269

Adam Glen Sparks             Sonerra Resouces Corporation       12/17/1999     1450    263

Stephen E. Boney et ux       Sonerra Resouces Corporation        1/13/2000     1416    231

Gladys Nelson                Sonerra Resouces Corporation        5/8/2001      1653    128

Shirley Krenek               Sonerra Resouces Corporation        5/8/2001      1653    141

Terry Hall                    Pinnacle Energy Group, L.C.        3/26/2004     2101    158

Anthony Hurst aka Tony        Pinnacle Energy Group, L.C.       10/25/2004     2159    299
Hurst et ux

Grover Hall, Jr. et ux        Pinnacle Energy Group, L.C.        4/30/2004     2101    83

Tommy D. Pace et ux            Amoco Production Company          4/23/1975     125     277

B. D. Pace et ux               Amoco Production Company          4/23/1975     125     306

Thomas M. Pace et ux           Amoco Production Company          4/23/1975     125     45

Tommy D. Pace et al            Amoco Production Company          4/23/1975     125     158

Marie Smith                    Amoco Production Company          12/5/1984     562     842

                                             10


Billie Ruth Shofner            Amoco Production Company          3/28/1985     572     382

W. W. Griffith                 Amoco Production Company          3/28/1985     572     380

                                         AMI LEASES
                                        -----------

Helen Burk Glass              Pinnacle Energy Group, L.C.        2/24/2003     1864    218

Parrish Cox                  Sonerra Resources Corporation       2/11/2002     1823    124

Tanya Greer Cornelius         Pinnacle Energy Group, L.C.        7/29/2003     1943    81

Karon Gillespie Family        Pinnacle Energy Group, L.C.        1/15/2003     1864    76
Limited Partnership

Jack Brett Smith             Sonerra Resources Corporation       1/29/2002     1715    153

Dan Simmons and Kelly         Pinnacle Energy Group, L.C.        1/22/2003     1864    88
Simmons
Being 133.92 acres, SAVE AND EXCEPT: "TRACT TWO" of the herein described lease containing
55.97 acres, leaving herein contained 77.95 acres.

Mildred Simmons               Pinnacle Energy Group, L.C.        1/28/2003     1864    117

Larry O. Robbins              Pinnacle Energy Group, L.C.        1/16/2003     1864    160

Billie simmons                Pinnacle Energy Group, L.C.        1/22/2003     1864    91

Preston Hutson et ux,         Pinnacle Energy Group, L.C.        2/5/2003      1864    221
Anita
Being 336.19 acres, more or less, SAVE AND EXCEPT: "TRACT TWO" containing 111.78 acres from said lease leaving "TRACT ONE" herein and containing 224.41 acres, more or less.

Gordon Hutson                 Pinnacle Energy Group, L.C.        2/5/2003      1864    169

J. T. Walker et ux,           Pinnacle Energy Group, L.C.        7/21/2003     1943    53
Margaret L.

Albert T. Chancellor et      Pinnacle Energy Group, L. C.        1/21/2003     1864    94
ux, Naomi B.

Larry B. Duke                 Pinnacle Energy Group, L.C.        2/26/2003     1902    301

Glen C. Duke                  Pinnacle Energy Group, L.C.        2/26/2003     1902    271

Roy A. Duke                   Pinnacle Energy Group, L.C.        2/26/2003     1902    274

                                             11


Alice Ann Muckleroy           Pinnacle Energy Group, L.C.        1/17/2003     1864    79

Kim Crisp et ux, Angie        Pinnacle Energy Group, L.C.        1/17/2003     1864    154

Richard White                 Pinnacle Energy Group, L.C.        1/21/2003     1864    103

M. Phillip White              Pinnacle Energy Group, L.C.        1/28/2003     1864    100

Sue Dora Mettauer et al,      Pinnacle Energy Group, L.C.        3/18/2004     2101    32
John D. Mettauer and
Kenneth S. Mettauer
Being 357.4 acres of land, more or less, SAVE AND EXCEPT:  a tract of 26.4 acres as described in Deed dated October 18, 1996, recorded in Volume 1043, Page 9, a tract of 75.00 acres as described in Deed dated June 22, 1963, recorded in Volume 314, Page 411 and a tract of 50.391 acres being the residue of a 200 acre tract as described in Deed dated August 6,
1951, recorded in Volume 220, Page 445, leaving herein contained 205.609 acres of land, more or less.

Everett J. Stevens et ux,     Pinnacle Energy Group, L.C.        3/18/2004     2057    281
Being 230.919 acres of land, more or less, SAVE AND EXCEPT: "SECOND TRACT" containing 75.00 acres, and "TRACT THREE" containing 75.98 acres, and "TRACT FOUR" containing 5.33 acres, leaving herein the "FIRST TRACT" containing 74.609 acres.

William Robert Stripling      Pinnacle Energy Group, L.C.        2/20/2003     1902    283
Being 323.80 acres, more or less, SAVE AND EXCEPT: "TRACT TWO" containing 14.00 acres and
"TRACT THREE" containing 187.00 acres, leaving herein contained 122.80 acres of land, more or less.

Lydia Matthews Dillon         Pinnacle Energy Group, L.C.        4/1/2004      2101    68

Fullbright, W. W.             Pinnacle Energy Group, L.C.        3/25/2004     2057    302
Fullbright, Jr.
Being 323.80 acres, more or less, SAVE AND EXCEPT: "TRACT ONE" containing 187.00 acres and
"TRACT TWO" containing 14.00 acres, leaving herein "TRACT THREE" containing 122.80 acres of land, more or less.

Carolyn E. Moore             Sonerra Resources Corporation       12/3/2001     1667    287

Edgar Locke Essman et ux,    Sonerra Resources Corporation       12/3/2001     1667    290
et al

                                             12


Roy William Essmanet ux      Sonerra Resources Corporation       12/3/2001     1667    293

Webb Perry Patton et ux,     Sonerra Resources Corporation       1/4/2002      1715    165
Mary Joyce

Carl Ellis Parrish            Pinnacle Energy Group, L.C.        1/24/2003     1864    97





                            EXHIBIT C


            ASSIGNMENT OF OIL, GAS AND MINERAL LEASES


THE STATE OF TEXAS

COUNTY OF NACOGDOCHES


       THIS   ASSIGNMENT   OF  OIL,  GAS   AND   MINERAL   LEASES
("Assignment") is executed and entered into by and between NACOGDOCHES GAS, LLC, a New Hampshire limited liability company, whose address is 1 New Hampshire Avenue, Suite 125, Portsmouth, New Hampshire 03801 (hereinafter called "Assignor") and SONERRA RESOURCES CORPORATION, a Texas corporation, whose address is P.
O. Drawer 631627, Nacogdoches, Texas 75963-1627 (hereinafter called "Assignee").

                            ARTICLE I

                           Assignment

      Assignor, for Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged and confessed, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN and DELIVER unto Assignee an undivided ________% interest in and to those oil, gas and mineral leases described on Exhibit A attached hereto (the "Subject Leases").

      The  interest granted, bargained, sold, conveyed,  assigned
and  delivered  to  Assignee  pursuant  to  this  Article  I   is
hereinafter   sometimes   collectively   called   the   "Assigned
Interest".

     TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns forever, subject, however, to the matters set forth herein.

                           ARTICLE II

           Warranty of Title; Limitation of Warranties

     Section 2.1 Warranty of Title. Assignor hereby binds itself to warrant and forever defend, all and singular, the Assigned Interest unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise, subject, however, to the matters set forth herein.

     Section  2.2  Limitation  of  Warranties.   Except  for  the
warranty  of  title set forth in Section 2.1 above, the  Assigned
Interest is assigned to Assignee without covenant or warranty of any kind, express, implied or statutory.

     Section 2.3 Permitted Encumbrances. The Assigned Interest is assigned and conveyed by Assignor and accepted by Assignee expressly subject to the following (collectively, the "Permitted Encumbrances"): (i) the terms, conditions, restrictions and limitations set forth in the Subject Leases and any intervening assignment through which Assignor acquired its interest in the Subject Leases; (ii) any and all validly existing royalties, overriding royalties, and other payments out of or with respect to production which affect the Assigned Interest; (iii) any easements, rights-of-way, surface leases and other rights in respect of surface operations on, over or across the property covered by the Subject Leases, (iv) the terms and conditions set forth in that certain Project Development Agreement dated January 7, 2005 (the "Development Agreement"), between Assignor and
Assignee  and  (v)  the  terms  and conditions  of  that  certain
Acquisition Agreement dated as of March 22, 2005 (the "Acquisition Agreement"), among Assignor, Pinnacle Energy Group, L.C. and Assignee. All capitalized terms used in this Assignment that are not otherwise defined shall have the meaning given to such terms in the Development Agreement.

                           ARTICLE III

                          Miscellaneous

     Section 3.1 Further Assurances. Assignor and Assignee covenant and agree to execute and deliver such other and additional instruments and documents and do all such other acts and things as may be necessary to carry out the intent of the parties hereunder and under both the Development Agreement and the Acquisition Agreement.

     Section 3.2 Taxes. All ad valorem, property, production, severance and similar taxes and assessments relative to the Assigned Interest shall be apportioned and prorated between Assignor and Assignee as of the effective date hereof.

     Section 3.3 Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of Assignor and Assignee.

     Section 3.4 Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one and the same assignment.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be fully executed on this ________ day of
________________,  200_,  to  be  effective,   however,   as   of
___________________ local time in Nacogdoches County, Texas.

                         ASSIGNOR:

                         NACOGDOCHES GAS, L.L.C.


                         By:
                              -------------------------------
                         Name:
                              -------------------------------
                         Title:
                              -------------------------------

                         ASSIGNEE:

                         SONERRA  RESOURCES CORPORATION


                         By:
                              -------------------------------
                              W. Scott Henderson
                              President

THE STATE OF ________________

COUNTY OF __________________

     This instrument was acknowledged before me on the ______ day
of    ____________,   200_,   by   _____________________________,
______________ of NACOGDOCHES GAS, L.L.C., a New Hampshire limited liability company, on behalf of said company.


                         ________________________________
                         Notary Public in and for
                         the State of _____________



THE STATE OF TEXAS

COUNTY OF ______________

     This instrument was acknowledged before me on the ______ day of ___________, 200_, by W. Scott Henderson, President of SONERRA
RESOURCES CORPORATION, a Texas corporation, on behalf of said corporation.


                         ________________________________
                         Notary Public in and for
                         the State of Texas